UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 2, 2023

Date of Report (Date of earliest event reported)

AfterNext HealthTech Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40737	98-1595329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 405-8458

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary shares and one-third of one redeemable warrant	AFTR.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	AFTR	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one of Class A ordinary share at an exercise price of $11.50	AFTR.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On August 2, 2023, AfterNext HealthTech Acquisition Corp. (the “Company”) announced that, because the Company will not consummate an initial business combination within the time period required by the Company’s Amended and Restated Memorandum and Articles of Association, the Company intends to cease all operations except for the purpose of winding up, effective as of the close of business on August 16, 2023, and will redeem all of the outstanding Class A ordinary shares that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (“Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue , which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any).

The balance of the Trust Account as of June 30, 2023 was $259,370,188, which includes the $250,000,000 in funds deposited into the Trust Account at the time of the Company’s initial public offering and $9,370,188 in interest and dividend income. Net of taxes and up to $100,000 of dissolution expenses, the Company currently expects the per-share redemption price for the Public Shares will be approximately $10.41 (as finally determined, the “Redemption Amount”). The Company anticipates that the last trading day for the Public Shares will be August 15, 2023.

As of August 16, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount. Shareholders of record will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after August 16, 2023.

The Company’s sponsor has agreed to waive its redemption rights with respect to its outstanding Class F ordinary shares issued prior to the Company’s initial public offering. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that the NYSE will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

A copy of a letter to shareholders from the AfterNext HealthTech Acquisition Corp. Team is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on the Company’s current expectations and are subject to numerous conditions, risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 8, 2023, and the Company’s quarterly reports on Form 10-Q filed with the SEC, each available on the SEC’s website, www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward- looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date hereof, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

99.1	Letter to Shareholders from the AfterNext HealthTech Acquisition Corp. Team, dated August 2, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2023

AFTERNEXT HEALTHTECH ACQUISITION CORP.

By:	/s/ Art Heidrich
Name:	Art Heidrich
Title:	Secretary